EXHIBIT 23.1


The Board of Directors
Imperial Bancorp:


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the headings "Selected Consolidated Financial Data of Imperial Bancorp" and "Experts" in the prospectus.



                                                KPMG PEAT MARWICK LLP



Los Angeles, California
June 17, 1997









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